Exhibit 4.3

Execution Version

CONFIDENTIAL

4D MOLECULAR THERAPEUTICS, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Execution Version

CONFIDENTIAL

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6.3	Removal of Board Members	24
6.4	No Liability for Election of Recommended Directors	24
6.5	No “Bad Actor” Designees	24

7. Drag-Along Right; Vote to Increase Common Stock		25

7.1	Definitions	25
7.2	Actions to be Taken	25
7.3	Exceptions	26
7.4	Restrictions on Sales of Control of the Company	28
7.5	Vote to Increase Authorized Common Stock	29
7.6	Remedies	29
7.7	Equitable Relief	29
7.8	Termination	30

8. Miscellaneous		30

8.1	Successors and Assigns	30
8.2	Governing Law; Venue; Jury Trial Waiver	30
8.3	Counterparts	31
8.4	Interpretation	31
8.5	Notices	31
8.6	Attorneys’ Fees	32
8.7	Amendments and Waivers; Termination	32
8.8	Severability	33
8.9	Delays or Omissions	33
8.10	Entire Agreement	34
8.11	Further Assurances	34
8.12	Adjustments for Stock Splits, Etc	34
8.13	Additional Parties	34
8.14	Transfers	35
8.15	Aggregation of Stock	35
8.16	Calculations	35
8.17	Conflict	35
8.18	Spousal Consent	35
8.19	Prior Agreement Superseded	36
8.20	Other Business Activities of Investors	36

Schedule 1 - Investors

Schedule 2 - Key Holders

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Execution Version

CONFIDENTIAL

4D MOLECULAR THERAPEUTICS, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Second Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2018 (this “Agreement”), is entered into by and among 4D Molecular Therapeutics, Inc., a Delaware corporation (the “Company”), each holder of the Company’s Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), listed on Schedule 1 attached hereto (each, an “Investor” and, collectively, the “Investors”), and each Person (as defined below) listed on Schedule 2 attached hereto (each, a “Key Holder” and collectively, the “Key Holders” and together with the Investors, the “Stockholders”).

WHEREAS, certain of the Investors (the “Prior Investors”) hold shares of Series A Preferred Stock, $0.0001 par value per share, of the Company (“Series A Preferred Stock”) and/or shares of Series A-1 Preferred Stock, $0.0001 par value per share, of the Company (“Series A-1 Preferred Stock”) (and/or shares of Common Stock (as defined below) issued upon conversion thereof), and possess registration rights, rights of first refusal and other rights pursuant to that certain Investors’ Rights Agreement, dated as of October 6, 2015 (the “Prior Agreement”), by and among the Company, the Key Holders and the Prior Investors; and

WHEREAS, the Prior Investors are holders of at least a majority of the Registrable Securities then outstanding (as defined in the Prior Agreement) and the Key Holders hold a majority of the shares of capital stock of the Company held by all of the Key Holders (as defined in the Prior Agreement) who are providing services to the Company as directors, officers, employees or consultants, and the Prior Investors and the Key Holders desire to amend and restate the Prior Agreement in its entirety and accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, the Company and certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement, dated of even date herewith (the “Series B Purchase Agreement”), pursuant to which such Investors have agreed to purchase shares of Series B Preferred Stock, $0.0001 par value per share, of the Company (“Series B Preferred Stock” and, together with the Series A Preferred Stock and Series A-1 Preferred Stock, the “Preferred Stock”) and under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the parties hereto;

WHEREAS, in order to induce the Company to enter into the Series B Purchase Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Series B Purchase Agreement, the parties hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock (as defined below), to receive certain information from the Company and to participate in future equity offerings by the Company, and shall govern certain other matters, all as set forth in this Agreement; and

WHEREAS, the parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on, or tendered in connection with, certain matters.

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NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used herein shall be construed to have the meanings set forth or referenced below:

“Affiliate” means, with respect to any specified Person, any other Person who (i) directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including any general partner, managing member, officer or director of such specified Person or any venture capital, private equity or similar investment fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such specified Person or (ii) is an Immediate Family Member of or associated with such Person, including their respective trusts and other controlled entities.

“Board” means the Company’s board of directors.

“Common Stock” means shares of Common Stock, par value $0.0001 per share, of the Company.

“Company IPO” means the Company’s first underwritten public offering of Common Stock under the Securities Act that includes securities to be sold on behalf of the Company to the public.

“Damages” means any loss, damage, claim or liability (joint or several) to which a Holder Indemnified Person (as defined in Section 2.8(a)) or a Company Indemnified Person (as defined in Section 2.8(b)) may become subject under the Securities Act, the Exchange Act or any state securities law in connection with a registration statement filed pursuant to Section 2, insofar as such loss, damage, claim or liability (or any action, claim or proceeding in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any such registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act or any state securities law.

“Deemed Liquidation Event” has the meaning given to that term in the Restated Charter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or any of its subsidiaries pursuant to a stock option, stock purchase or similar plan, (ii) a registration relating to a Rule 145 transaction, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

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“Form S-1” means such form registration statement under the Securities Act as in effect on the date of this Agreement or any successor form registration statement under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form registration statement under the Securities Act as in effect on the date of this Agreement or any form registration statement under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of Registrable Securities who is a party to this Agreement or any assignee of record of such Registrable Securities to whom registration rights set forth in Section 2 have been duly assigned in accordance with Section 2.13.

“Immediate Family Member” means a spouse (or former spouse) or domestic partner, child or stepchild, grandchild, parent, stepparent, sibling, father-in-law, mother-in-law, son-in-law, daughter-or-law, brother-in-law, sister-in-law, grandparent, niece or nephew, including adoptive relationships, of a natural person referred to herein. A person shall be deemed to be a “domestic partner” of another person if the two persons (i) reside in the same residence and plan to do so indefinitely, (ii) have resided together for at least one year, (iii) are each at least 18 years of age and mentally competent to consent to contract, (iv) are not blood relatives closer than would prohibit legal marriage in the state in which they reside, (v) are financially interdependent, as demonstrated to the Company’s reasonable satisfaction, and (vi) have each been the sole spousal equivalent of the other for the year prior to the determination of “domestic partner” status and plan to remain so indefinitely; provided, however, that a person shall not be deemed to be a “domestic partner” if he or she is married to another person or has any other spousal equivalent.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 450,000 shares of Registrable Securities.

“New Securities” means, collectively, (i) equity securities of the Company, whether or not currently authorized, (ii) rights, options or warrants to purchase equity securities of the Company, and (iii) securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for equity securities of the Company.

“Other Shares” means shares of Common Stock, other than Registrable Securities, with respect to which registration rights have been granted by the Company.

“Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Preferred Directors” means the Series A-1 Director (as defined below), so long as Pfizer is entitled to elect a Series A-1 Director, and the Series B Director (as defined below), so long as the holders of Series B Preferred Stock are entitled to elect a Series B Director.

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“Pfizer” means (i) Pfizer Manufacturing LLC, a Delaware limited liability company, and Pfizer Production LLC, a Delaware limited liability company, acting for and on behalf of C.P. Pharmaceuticals International C.V., a Netherlands limited partnership (commanditaire vennootschap), and (ii) Pfizer Inc.

“Registrable Securities” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding, in all cases, however, (x) any Registrable Securities Transferred by a Person in a transaction in which the applicable rights under this Agreement are not assigned in accordance with the terms and provisions of this Agreement, (y) any Registrable Securities that have been previously registered, and (z) any Registrable Securities that have been sold to the public either pursuant to a registration statement or Rule 144, and excluding, for purposes of Section 2, any shares for which registration rights have terminated pursuant to Section 2.14.

“Registrable Securities then outstanding” means the number of shares determined by adding (i) the number of shares of outstanding Common Stock which are Registrable Securities that are then issued and outstanding and (ii) the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or then convertible securities that are Registrable Securities.

“Restated Charter” means the Company’s Third Amended and Restated Certificate of Incorporation, as amended from time to time.

“Restricted Securities” means (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock combination, stock split, stock dividend, recapitalization or other similar transaction.

“ROFR and Co-Sale Agreement” means that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated of even date herewith, by and among the Company and the other parties specified therein.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as amended from time to time, or any similar rule that may be promulgated by the SEC.

“Rule 145” means Rule 145 promulgated by the SEC under the Securities Act, as amended from time to time, or any similar rule that may be promulgated by the SEC.

“SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means, collectively, (i) all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and (ii) the fees and disbursements of legal counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel (as defined in Section 2.6) borne and paid by the Company as provided in Section 2.6.

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“Transfer” means any sale, transfer, assignment, pledge, encumbrance or other disposition; provided, that any customary arrangement in connection with the deposit of Registrable Securities in a non-margin custodial account shall not be deemed a sale, transfer or pledge for purposes of this Agreement so long as such Registrable Securities are in certificated form (it being understood that the Company may require the exchange of any such certificated securities for book-entry shares upon the Company IPO).

“Viking” means Viking Global Opportunities Illiquid Investments Sub-Master LP and its Affiliates.

“Voting Shares” means and includes any securities of the Company the holders of which are entitled to vote for members of the Board, including all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If, at any time after 180 days after the effective date of the registration statement for the Company IPO (or the subsequent date on which all lock-up periods applicable to the Company IPO have terminated), the Company receives a written request from Holders of at least 50% of the Registrable Securities then outstanding that the Company file a Form S-1 with respect to at least 50% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $30,000,000), then the Company shall (A) within 20 days after the Company’s receipt of such request, give written notice thereof (the “Form S-1 Demand Notice”) to all Holders other than the Initiating Holders and (B) as soon as practicable, and in any event within 60 days after the Company’s receipt of such request, file a Form S-1 under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified in a written notice given by each such Holder to the Company by no later than the 20th day after the date on which the Form S-1 Demand Notice is, pursuant to Section 8.5, deemed to have been delivered to such Holder, and, in each case, subject to the limitations of this Section 2. Any registration statement filed pursuant to this Section 2.1(a) may, subject to the provisions of Section 2.3, include Company Shares (as defined in Section 2.3(a)) or Other Shares.

(b) Form S-3 Demand. If, at any time when the Company is eligible to use a Form S-3, the Company receives a written request from Holders of at least 30% of the Registrable Securities then outstanding that the Company file a Form S-3 with respect to Registrable Securities then outstanding of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within 20 days after the Company’s receipt of such request, give a written notice thereof (the “Form S-3 Demand Notice”) to all Holders other than the Initiating Holders and (ii) as soon as practicable, and in any event within 45 days after the Company’s receipt of such request, file a Form S-3

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under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified in a written notice given by each such Holder to the Company by no later than the tenth day after the date on which the Form S-3 Demand Notice is, pursuant to Section 8.5, deemed to have been delivered to such Holder, and, in each case, subject to the limitations of this Section 2. Any registration statement filed pursuant to this Section 2.1(b) may, subject to the provisions of Section 2.3, include Company Shares (as defined in Section 2.3(a)) or Other Shares.

(c) Deferral. Notwithstanding the foregoing obligations in Section 2.1(a) and Section 2.1(b), if the Company furnishes to the Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer or President stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 120 days after delivery to the Company by the Initiating Holders of such registration request; provided, however, that the Company may not invoke this right more than once in any 12-month period; provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such 120-day period other than pursuant to an Excluded Registration.

(d) Limitations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing, in good faith, commercially reasonable efforts to cause such registration statement to become effective; (ii) if the Company has already effected two (2) registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing, in good faith, commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has already effected two (2) registrations pursuant to Section 2.1(b) within the 12-month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC; provided, however, that if (i) Holders of a majority of the Registrable Securities to be registered withdraw the request for such registration or a sufficient number of Holders withdraw from such registration so that the minimum offering conditions set forth in Section 2.1(a) or Section 2.1(b), as applicable, are no longer satisfied and (ii) the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be, as described in Section 2.6, with the Company paying the Withdrawn Registration Expenses (as defined in Section 2.6), then such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

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2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), then the Company shall, at such time, promptly give each Holder written notice of such registration (the “Company Notice”). Upon the written request of each Holder given to the Company by no later than the 20th day after the date on which the Company Notice is, pursuant to Section 8.5, deemed to have been delivered to such Holder, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has so requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration (other than Selling Expenses) shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 2.1, and the Company shall include such information in the Form S-1 Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. If, within 20 days after the Company’s receipt of a written registration request pursuant to Section 2.1, the Company delivers to the Initiating Holders a written request to include in such registration (x) securities being sold for the Company’s own account (“Company Shares”) or (y) Other Shares, then the Initiating Holders shall, on behalf of all Holders, offer to include the Company Shares and such Other Shares in the underwriting. All Holders proposing to distribute their securities through such underwriting shall, together with the Company as provided in Section 2.4(e) and the holders of any Other Shares that are to be included in such underwriting and registration (such holders, the “Other Holders”), enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2, if the managing underwriter(s) advise(s) the Initiating Holders, in writing, that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so notify the Company, all Holders of Registrable Securities that otherwise would be underwritten and registered and all Other Holders, in writing, and the number of Registrable Securities, Company Shares and Other Shares that may be included in such underwriting and registration shall be allocated as follows: (i) first, among all Holders that requested inclusion of any Registrable Securities in such registration statement, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities held by each selling Holder (or in such other proportion as shall mutually be agreed to, in writing, by all such selling Holders), provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; (ii) second, to the Other Holders; and (iii) third, to the Company. To facilitate the allocation of shares in accordance with the foregoing provisions of this Section 2.3(a), the Company or the underwriter(s) may round the number of shares allocated to any Holder or Other Holder, as the case may be, to the nearest 100 shares.

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(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2 (each, a “Company Offering”), the Company will not be required to include any Registrable Securities in such Company Offering unless the Holders of the Registrable Securities to be included in such Company Offering accept the terms of the underwriting as agreed upon between the Company and the underwriter(s) selected by the Company (and enter into an underwriting agreement in customary form with the underwriter(s)selected for such Company Offering), and then only in such quantity, as determined in the sole discretion of the underwriter(s) and the Company, as will not jeopardize the success of such Company Offering. If the total number of securities, including Registrable Securities, requested by stockholders of the Company to be included in a Company Offering exceeds the number of securities to be sold (other than by the Company) that the underwriter(s) and the Company determine is compatible with the success of such Company Offering, then the Company will be required to include in such Company Offering only that number of such securities, including Registrable Securities, which the underwriter(s) and the Company in their sole discretion determine will not jeopardize the success of such Company Offering. If the underwriter(s) and the Company determine that less than all of the Registrable Securities requested to be registered can be included in a Company Offering, then the Registrable Securities that are included in such Company Offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities held by each selling Holder (or in such other proportion as shall mutually be agreed to, in writing, by all such selling Holders). To facilitate the allocation of shares in accordance with the foregoing provisions of this Section 2.3(b), the Company or the underwriter(s) may round the number of shares allocated to any Holder or Other Holder, as the case may be, to the nearest 100 shares. Notwithstanding the foregoing, in no event shall the number of Registrable Securities to be included in a Company Offering (i) be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from such Company Offering or (ii) be reduced below 30% of the total number of securities included in such Company Offering, unless such Company Offering is the Company IPO, in which case the selling Holders may be excluded further if the underwriter(s) and the Company make the determination described above and no other stockholder’s securities are included in such Company Offering. For purposes of the provisions in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, members, retired partners and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriters’ and the Company’s cutback in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

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2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall use its commercially reasonable efforts to:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 90 days or, if shorter, until the distribution contemplated therein has been completed; provided, however, that such 90-day period shall be extended for a period of time equal to the period that the Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b) prepare and file with the SEC such amendments and supplements to the registration statement with respect to such Registrable Securities, or prospectus forming a part thereto, as may be necessary to comply with the Securities Act in order to enable the disposition of all Registrable Securities covered by such registration statement for the period set forth in Section 2.4(a);

(c) furnish to the selling Holders such number of copies of a prospectus (including a preliminary prospectus) as required by the Securities Act and such other documents incident thereto as such Holders may reasonably request in order to facilitate the disposition of their Registrable Securities included in such registration;

(d) register and qualify the Registrable Securities covered by the registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, however, that the Company shall not be required to qualify to do business, or to file a general consent to service of process, in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, provided that each Holder participating in such underwriting also enters into such agreement;

(f) cause all Registrable Securities covered by the registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make all financial and other records, pertinent corporate documents and properties of the Company available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to the registration statement with respect to such Registrable Securities and any attorney, accountant or other agent retained by any such selling Holders or underwriter(s) and cause the Company’s directors, officers, employees and independent accountants to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when the registration statement with respect to such Registrable Securities has been declared effective or a supplement to any prospectus forming a part thereto has been filed; and

(j) notify each selling Holder, after a registration statement with respect to such Registrable Securities becomes effective, of any request by the SEC that the Company amend or supplement such registration statement or prospectus forming a part thereto.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of the Company’s securities under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the Company’s obligation to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall have furnished to the Company such information regarding himself/herself/itself, the Registrable Securities held by him/her/it, and the intended method of disposition of such Registrable Securities as is reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations pursuant to Section 2.1(a) and Section 2.2 and the first registration pursuant to Section 2.1(b), including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of legal counsel for the Company, and the reasonable fees and disbursements (not to exceed $25,000) of one legal counsel for the selling Holders (the “Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if such registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders have withdrawn from such registration so that the minimum offering conditions set forth in Section 2.1(a) or Section 2.1(b), as applicable, are no longer satisfied (such expenses, “Withdrawn Registration Expenses”) (in which case, all participating Holders shall bear such Withdrawn Registration Expenses pro rata based upon the number of Registrable Securities that were to be included by each such Holder in such withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be (in which case, such right shall be forfeited by all Holders and the Company shall pay for such Withdrawn Registration Expenses); provided, further, that, if, at the time of such withdrawal, the Holders requesting withdrawal (x) shall have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their registration request and (y) have withdrawn their request with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay for any of

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such Withdrawn Registration Expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be. Notwithstanding anything to the contrary contained herein, (i) all Selling Expenses and fees and disbursements of the Selling Holder Counsel in excess of $25,000 shall be borne and paid by the Holders pro rata based upon the number of Registrable Securities registered on their behalf (or, in the case of a withdrawn registration, the number of Registrable Securities that were to be included on their behalf) and (ii) all expenses incurred in connection with any registration pursuant to Section 2.1(b) after the first such registration shall be borne and paid by the Holders who participate in such registration pro rata based upon the number of Registrable Securities registered on their behalf (or, in the case of a withdrawn registration, the number of Registrable Securities that were to be included on their behalf).

2.7 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification.

(a) By the Company. If any Registrable Securities are included in a registration statement under this Section 2, then, to the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, the partners, members, directors, officers and stockholders of each such Holder, legal counsel and accountants for each such Holder, any underwriter (as defined in the Securities Act) for each such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnified Person”) against any Damages, and the Company will pay to each Holder Indemnified Person any legal or other expenses reasonably incurred by him/her/it, within three months after a request for reimbursement has been received by the Company, in connection with investigating or defending any action, claim or proceeding from which Damages may result; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such action, claim or proceeding if such settlement is effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon statements, actions, omissions or violations made in reliance upon, and in conformity with, written information furnished by or on behalf of any such Holder Indemnified Person expressly for use in connection with such registration.

(b) By Selling Holders. If any Registrable Securities are included in a registration statement under this Section 2, then, to the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, the directors, officers and partners of the Company, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act) and each Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnified Person”) against any Damages, and such selling Holder will pay to each Company Indemnified Person any legal or other expenses reasonably incurred by him/her/it, within three months after a request for reimbursement has been received by such selling Holder, in connection with investigating or defending any action, claim or proceeding from which

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Damages may result, in each case only to the extent that such Damages arise out of or are based upon statements, actions, omissions or violations made in reliance upon, and in conformity with, written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such action, claim or proceeding if such settlement is effected without such selling Holder’s prior written consent, which consent shall not be unreasonably withheld; provided, further, that in no event shall the aggregate amounts payable by any selling Holder by way of indemnity under this Section 2.8(b) or contribution under Section 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Notice. Promptly after (i) receipt by a Holder Indemnified Person or a Company Indemnified Person (each, an “Indemnified Party”) of notice of the commencement of any action, claim or proceeding (including any governmental action, claim or proceeding) for which a party may be entitled to indemnification hereunder or (ii) an Indemnified Party has actual knowledge of any claim as to which indemnity may be sought hereunder, such Indemnified Party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8 (each, an “Indemnifying Party”), give the Indemnifying Party written notice thereof. The Indemnifying Party shall have the right to (x) participate in such action, claim or proceeding and, to the extent the Indemnifying Party so desires, participate jointly with any other Indemnifying Party to which written notice has been given and (y) assume the defense thereof with legal counsel approved by the Indemnified Party (whose approval shall not be unreasonably withheld); provided, however, that the Indemnified Party shall have the right to retain one separate counsel, with the fees and expense to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such action. The failure to give timely written notice to the Indemnifying Party as provided in this Section 2.8(c) (1) shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 2.8, but only to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend such action, claim or proceeding and (2) shall not relieve such Indemnifying Party of any liability that it may have to the Indemnified Party otherwise than under this Section 2.8. Each Indemnified Party shall furnish such information regarding such Indemnified Party or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such action, claim or proceeding.

(d) Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties shall contribute to the aggregate losses, damages, claims, liabilities or expenses to which they may be subject (after contribution from others) in

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such proportion as is appropriate to reflect the relative fault of each of the Indemnifying Party and the Indemnified Party in connection with the statements, actions, omissions or violations that resulted in such loss, damage, claim, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(e) Conflict with Underwriting Agreement. Notwithstanding the foregoing provisions of this Section 2.8, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering under this Section 2 are in conflict with the foregoing provisions of this Section 2.8, the provisions in the underwriting agreement shall control.

(f) Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering under this Section 2, the obligations of the Company and the Holders pursuant to this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2 and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public pursuant to a registration on Form S-3 or without registration, the Company shall use its commercially reasonable efforts to:

(a) at any time from and after 90 days following the effective date of the registration statement filed by the Company for the Company IPO, make and keep available adequate current public information (as those terms are understood and defined in Rule 144) with respect to the Company;

(b) at any time after the Company has become subject to such reporting requirements, file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

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(c) so long as a Holder owns any Registrable Securities, furnish to such Holder upon his/her/its written request (i) to the extent accurate, a written statement by the Company that (A) it has complied with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the registration statement filed by the Company for the Company IPO), the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements) or (B) it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies to use such form) and (ii) such other information as may be reasonably requested by such Holder in availing himself/herself/itself of any rule or regulation of the SEC that permits the selling of such securities of the Company to the public pursuant to a registration on Form S-3 (at any time after the Company so qualifies to use such form) or without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Subsection 8.13(a).

2.11 Lock-Up Period. Each Holder hereby agrees that such Holder will not, during the period commencing on the date of the final prospectus relating to the Company IPO and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed 180 days, or such other period as may be requested by the Company or the underwriter(s) to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in FINRA Rule 2241 (or any successor provisions or amendments thereto), as applicable), (a) sell, dispose of, make any short sale of, offer, hypothecate, pledge, contract to sell, grant or sell any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any shares of Common Stock or other securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Common Stock held immediately prior to the effectiveness of the Registration Statement for such Offering (such shares and other securities, the “Lock-Up Shares”) or (b) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.11 (1) shall not apply to the sale of any Lock-Up Shares to an underwriter pursuant to an underwriting agreement and (2) shall be applicable to the Holders only if all directors and officers of the Company are subject to similar restrictions and the Company uses commercially reasonable effort to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding shares of Preferred Stock). The underwriters for any registered offering described in this Section 2.11 are intended third party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions of this Section 2.11 as though they were parties hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriter(s) in connection with any registered offering described in this Section 2.11 and that are consistent with this Section 2.11 or necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriter(s) shall apply pro rata to all Holders subject to such agreements based on the number of shares subject to such agreements.

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2.12 Restrictions on Transfer.

(a) The Restricted Securities, and any beneficial interest therein, shall not be Transferred, and the Company will not recognize, and will issue stop-transfer instructions to its transfer agent with respect to, any such Transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder shall cause any proposed purchaser, pledgee or transferee of any Restricted Securities held by such Holder to agree, in a written instrument delivered to the Company, to take and hold such securities subject to the provisions, and upon the conditions, specified in this Agreement (including the obligations set forth in Section 2.11).

(b) Each certificate evidencing any Restricted Securities shall (unless otherwise permitted by the provisions of Section 2.12(c)) bear the following legends (or substantially equivalent legends) in addition to any legends required under applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AGREEMENTS BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF SUCH SECURITIES (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO, AND SHALL BECOME BOUND BY, ALL OF THE PROVISIONS OF THOSE AGREEMENTS, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

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The parties hereby agree that the failure to cause the certificates, if any, evidencing Restricted Securities to bear the legends required by this Section 2.12(b) shall not affect the validity or enforcement of this Agreement. In order to enforce the provisions hereof, the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Each holder of Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction (and the proposed transaction is made in accordance with such registration statement), the holder thereof shall give written notice to the Company of such holder’s intention to effect such Transfer (“Transfer Notice”). Each such Transfer Notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied, at such holder’s expense, by either (x) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed Transfer may be effected without registration under the Securities Act, (y) a “no action” letter from the SEC to the effect that the proposed Transfer without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (z) any other evidence reasonably satisfactory to legal counsel for the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to Transfer such Restricted Securities in accordance with the terms of the applicable Transfer Notice given by such holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration. Each certificate evidencing any Restricted Securities that are Transferred as provided in this Section 2.12(c) shall bear, except if such Transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth or described in Section 2.12(b), except that such certificate shall not bear such restrictive legends if, in the opinion of legal counsel for such Transferring holder and legal counsel for the Company, such legends are not required in order to establish compliance with any provisions of applicable securities laws, including the Securities Act.

2.13 Assignment of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 (collectively, “Registration Rights”) may be assigned (but only with all related obligations) by such Holder to a transferee of Registrable Securities that (x) after such Transfer, holds at least 450,000 shares of Registrable Securities, (y) is an Affiliate of such Holder, or (z) is such Holder’s Immediate Family Member or trust for the benefit of such individual Holder (or one or more of his or her Immediate Family Members); provided, however, that (i) such Transfer of Registrable Securities is effected in accordance with Sections 2.12 and 8.14 and all applicable securities laws, (ii) before such Transfer of Registrable Securities, such Holder gives the

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Company written notice stating the name and address of such transferee and identifying the securities of the Company with respect to which Registration Rights are intended to be assigned, (iii) such transferee of Registrable Securities agrees, in a written instrument delivered to the Company, to receive such assigned Registration Rights subject to all of the terms and conditions hereof, including the provisions of Section 2.11, and (iv) such transferee of Registrable Securities is not deemed by the Board, in its reasonable judgment, to be a competitor of the Company or a director, officer, employee or holder of more than 10% of a competitor of the Company, provided, however, that none of Pfizer, Viking, or any of their respective Affiliates shall be deemed to be a competitor of the Company for purposes of this Agreement.

2.14 Termination of Registration Rights. The Registration Rights shall automatically terminate and be of no further force or effect upon the earliest to occur of: (i) the dissolution or winding up of the Company; (ii) immediately before the consummation of a Deemed Liquidation Event; (iii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all Registrable Securities proposed to be sold by such Holder without limitation during a three-month period; and (iv) the 5-year anniversary of the Company IPO.

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such fiscal year, all such financial statements to be in reasonable detail, and prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing approved by the Board (including at least one Preferred Director);

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(d) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential or commercially sensitive information (unless covered by a confidentiality agreement, in a form reasonably acceptable to the Company, including in a form as set forth in Section 3.4); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

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If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential or commercially sensitive information (unless covered by a confidentiality agreement, in form reasonably acceptable to the Company, including in a form as set forth in Section 3.4) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the Company IPO; (ii) upon the consummation of a Deemed Liquidation Event; or (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor such Investor’s investment in the Company) any confidential information obtained from the Company pursuant to this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (x) is known or becomes known to the public in general (other than as a result of a breach or violation by such Investor or any of its Affiliates or representatives of this Section 3.4 or any other non-use or confidentiality obligation), (y) is or has been independently developed or conceived by such Investor without use of, derivation from, reference to or reliance upon any of the Company’s confidential information and without violating any of the confidentiality obligations hereunder or any other non-use or confidentiality

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obligation, or (z) is or has been made known or disclosed to such Investor by a third party without a breach of any legal, fiduciary, contractual or other obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose the Company’s confidential information (i) to such Investor’s attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with monitoring such Investor’s investment in the Company, provided that such Investor informs each such individual that such information is confidential and that by receiving such information such individual is agreeing to maintain the confidentiality of such information, (ii) to any Affiliate, current and prospective partner, member, stockholder or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, (iii) with prior notification to the Company, to any prospective purchaser of any Registrable Securities from such Investor, provided that such prospective purchaser agrees, in writing, to be bound by provisions not less restrictive than those set forth in this Section 3.4, or (iv) as may be required by applicable law, provided that such Investor delivers to the Company advance written notice of such disclosure and exercises commercially reasonable efforts to minimize the extent of any such required disclosure and obtain assurance that confidential treatment will be accorded to the disclosed information.

3.5 Auditor Independence. The Company shall be reasonably responsive to requests for information from the Investor relating to issues that may impact auditor independence rules applicable to the Investor.

4. Rights to Future Stock Issuances.

4.1 Right of First Refusal. If the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Major Investors in accordance with the terms and conditions of this Section 4.1 and subject to applicable securities laws (the “Right of First Refusal”).

(a) The Company shall give written notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the type and number of such New Securities to be offered (the “Offered Shares”), and (iii) the price and general terms, if any, upon which it proposes to offer such New Securities.

(b) Each Major Investor, by written notice to the Company (the “Election Notice”) given no later than the twentieth day after the date on which the Offer Notice is, pursuant to Section 8.5, deemed to have been delivered to such Major Investor (such twentieth day, the “Initial Offer Deadline”), may elect to purchase or acquire, at the price and on the general terms specified in the Offer Notice, up to that portion of the Offered Shares which equals the proportion that the Common Stock issued and then held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock then held by such Major Investor bears to the total Common Stock then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock). Each Election Notice shall specify the number of Offered Shares that such Major Investor is electing to purchase or acquire. Promptly after the Initial Offer Deadline, the Company shall give written notice to each Major Investor that has elected to purchase or acquire all of the Offered Shares available to such Major Investor (each, a

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“Fully Exercising Investor”) of any other Major Investor’s failure to do likewise (the “Second Offer Notice”). Each Fully Exercising Investor may, by giving written notice to the Company (the “Second Election Notice”) during the ten-day period commencing on the date on which the Second Offer Notice is, pursuant to Section 8.5, deemed to have been delivered to such Fully Exercising Investor (such ten-day period, the “Second Offer Period”), elect to purchase or acquire, in addition to the number of Offered Shares such Fully Exercising Investor has already elected to purchase or acquire and at the same price and on the general terms specified in the Offer Notice, up to that portion of the Offered Shares for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors by the Initial Offer Deadline (the “Unsubscribed Shares”) which equals the proportion that the Common Stock issued and then held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock then held, by such Fully Exercising Investor bears to the total Common Stock issued and then held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock then held by all of the Fully Exercising Investors who elect to purchase or acquire Unsubscribed Shares. Each Second Election Notice shall specify the number of Unsubscribed Shares that such Fully Exercising Investor is electing to purchase or acquire. The closing of any sale of New Securities pursuant to this Section 4.1(b) shall occur on or before the later of (i) 90 days after the last date on which the Offer Notice is, pursuant to Section 8.5, deemed to have been delivered to all Major Investors and (ii) the date of initial sale of New Securities pursuant to Section 4.1(c).

(c) If all Offered Shares are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the 90-day period following the expiration of the Second Offer Period for all Fully Exercising Investors, offer and sell the remaining unsubscribed portion of such Offered Shares to any Person or Persons (the “Offerees”) at a price not less than, and upon terms not more favorable than, specified in the Offer Notice. If the Company does not enter into a written agreement with the Offerees for the sale of New Securities within such 90-day period, or if the sale of such New Securities pursuant to such agreement is not consummated within 30 days after the execution thereof, the Right of First Refusal shall be deemed to be revived and such New Securities shall not be offered or sold to any Person or Persons unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d) The Right of First Refusal shall not be applicable to: (i) Exempted Securities (as defined in the Restated Charter); (ii) securities of the Company which are otherwise excluded from the Right of First Refusal by the affirmative vote or consent of the holders of a majority of all shares of Preferred Stock then outstanding; (iii) shares of Common Stock issued in the Company IPO, or (iv) the issuance of shares of Series B Preferred Stock to Additional Purchasers pursuant to Subsection 1.2(c) of the Purchase Agreement. In the event the Right of First Refusal under this Section 4 is waived with respect to an offering of Equity Securities without a Major Investor’s prior written consent and any party that participated in waiving such rights actually purchases New Securities in such offering, the Company shall grant to any such non-waiving Major Investor the right to purchase, in a subsequent closing of such issuance on substantially the same terms and conditions, the same percentage of its full pro rata share of such New Securities as the highest percentage of any such purchasing waiving party.

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(e) Notwithstanding any provision hereof to the contrary, no Major Investor shall have any right to purchase or acquire any New Securities pursuant to this Section 4.1 if such Major Investor cannot demonstrate to the Company’s reasonable satisfaction that such Major Investor is, at the time of the proposed issuance of such New Securities, an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as then in effect.

4.2 Assignment of Right of First Refusal. The Right of First Refusal may be assigned (but only with all related obligations) by any Major Investor to a transferee of Registrable Securities that (x) after such Transfer, holds at least 450,000 shares of Registrable Securities, (y) is an Affiliate of such Major Investor, or (z) is such Major Investor’s Immediate Family Member or trust for the benefit of such individual Major Investor (or one or more of his or her Immediate Family Members); provided, however, that (i) such Transfer of Registrable Securities is effected in accordance with Sections 2.12 and 8.14 and all applicable securities laws, (ii) before such Transfer of Registrable Securities, such Major Investor gives the Company written notice stating the name and address of such transferee and identifying the securities of the Company with respect to which the Right of First Refusal is intended to be assigned, (iii) such transferee of Registrable Securities agrees, in a written instrument delivered to the Company, to receive such assigned Right of First Refusal subject to all of the terms and conditions hereof and (iv) such transferee of Registrable Securities is not deemed by the Board, in its reasonable judgment, to be a competitor of the Company or a director, officer, employee or holder of more than 10% of a competitor of the Company; provided, however, none of Viking, Pfizer or any of their respective Affiliates shall be deemed to be a competitor of the Company for purposes of this Agreement.

4.3 Termination of Right of First Refusal. The covenants set forth in Section 4.1 shall automatically terminate and be of no further force or effect upon the earliest to occur of: (i) immediately before the consummation of the Company IPO; (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or Section 15(d) of the Exchange Act; (iii) the dissolution or winding up of the Company; and (iv) immediately before the consummation of a Deemed Liquidation Event.

5. Additional Covenants.

5.1 Employee Agreements. The Company shall cause each individual now or hereafter employed by it or any of its subsidiaries (or engaged by the Company or any of its subsidiaries as a consultant or independent contractor) with access to the Company’s trade secrets and/or confidential information to enter into a confidential information and invention assignment agreement, substantially in the form made available to the Investors.

5.2 Matters Requiring Preferred Director Approval. So long as there is at least one Preferred Director serving on the Board, the Company hereby covenants and agrees with each Investor that it shall not, without approval of the Board, which approval must include the affirmative vote of at least one Preferred Director:

(a) make, or permit any of its subsidiaries to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership or other entity unless it is wholly owned by the Company;

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(b) make, or permit any of its subsidiaries to make, any loan or advance to any person or entity, including any director or employee, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(c) guarantee (directly or indirectly), or permit any of its subsidiaries to guarantee (directly or indirectly), any indebtedness, except for trade accounts of the Company or any of its subsidiaries arising in the ordinary course of business;

(d) enter into, or be a party to, any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b 2 promulgated under the Exchange Act) of any such person or entity, except for (x) transactions contemplated by the Transaction Agreements (as defined in the Series B Purchase Agreement) or (y) transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board;

(e) hire, terminate or change the compensation of the Company’s executive officers, including approving any option grants or stock awards to such executive officers, or paying bonuses in excess of 20% of base compensation (such approval not to be unreasonably withheld);

(f) change the Company’s principal business, enter new lines of business or exit the Company’s current lines of business; or

(g) sell, assign, license, pledge or encumber material technology or intellectual property, other than (i) licenses granted in the ordinary course of business, (ii) in connection with a Deemed Liquidation Event or (iii) in connection with equipment leasing transactions of less than $100,000 in the aggregate, in each case as approved by the Board.

5.3 D&O Insurance. The Company shall use its best efforts to maintain in full force and effect directors and officers insurance in the amount of at least three million dollars ($3,000,000) (or such greater amount as determined by the Board), as determined by the Board and covering such risks as are adequate and customary for its size and business, each with financially sound and reputable insurance companies or associations; provided, however, that the Company shall not terminate or reduce such directors and officers insurance to less than three million dollars ($3,000,000) without the prior written consent of Pfizer.

5.4 Termination. The covenants set forth in this Section 5 shall terminate and be of no further force or effect upon the earliest to occur of: (i) immediately before the consummation of the Company IPO; (ii) the dissolution or winding up of the Company; and (iii) immediately before the consummation of a Deemed Liquidation Event.

6. Voting Provisions Regarding Board of Directors.

6.1 Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Voting Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that, at each annual or special meeting of the Company’s stockholders at which an election of directors is held or pursuant to any written consent of the Company’s stockholders, the following individuals shall be elected to the Board:

(a) one individual designated by Pfizer (the “Series A-1 Director”), which individual shall initially be Margi McLoughlin, for so long as Pfizer and its Affiliates continue to own beneficially 25% of the shares of Series A-1 Preferred Stock originally issued pursuant to the Series A-1 Purchase Agreement;

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(b) one individual designated by the holders of a majority of the Series B Preferred Stock (the “Series B Director,” together with the Series A-1 Director, the “Preferred Directors”), which individual shall initially be Tony Yao, for so long as at least 916,380 shares of Series B Preferred Stock remain issued and outstanding;

(c) two individuals designated by the holders of a majority of the outstanding shares of the Common Stock (other than (i) any Common Stock issued or issuable upon conversion of the Preferred Stock or (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above) (the “Common Directors”), which individuals shall initially be David Kirn and David Schaffer; and

(d) three individuals who are not otherwise Affiliates (as defined below) of the Company or of any Investor (the “Independent Directors”), (i) the first of whom shall be mutually agreed upon by a majority of the other members of the Board, which approval shall not be unreasonably withheld or delayed, which individual shall initially be Hoyoung Huh, (ii) the second of whom shall be proposed by the Company subject to the approval of a majority of the other members of the Board, which approval shall not be unreasonably withheld or delayed, which individual shall initially be Charles Theuer, and (iii) the third of whom shall be an individual that satisfies the independence, financial literacy and financial expertise requirements to serve as an audit committee chairperson pursuant to relevant SEC, New York Stock Exchange and Nasdaq laws and regulations, and mutually acceptable to a majority of the other members of the Board.

To the extent that any of clauses (a) through (d) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be elected by all of the Company’s stockholders entitled to vote thereon in accordance with, and pursuant to, the Restated Charter. The Company will fill vacancies on the Board as soon as practicable and in any event within twelve (12) months after the Initial Closing (as defined in the Series B Purchase Agreement). The parties acknowledge that additional seats on the Board shall be determined in connection with future financing and other strategic transactions involving the Company, and to satisfy other needs of the Company for independent directors, and as determined by the Board, may provide for rights to designate directors similar to the rights provided to Pfizer and the holders of a majority of the outstanding shares of Series B Preferred Stock under this Section 6.

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6.2 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified in Section 6.1, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

6.3 Removal of Board Members. Each Stockholder agrees to vote, or cause to be voted, all Voting Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Section 6.1 or Section 6.2 may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of a majority of the shares of stock, entitled under Section 6.1 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Section 6.1 is no longer so entitled to designate or approve such director;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 6.1 or Section 6.2 shall be filled pursuant to the provisions of this Section 6; and

(c) upon the written request of any party entitled to designate a director as provided in Section 6.1(a), Section 6.1(b) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform their obligations as set forth in this Agreement, and the Company agrees, at the written request of any party entitled to designate directors, to call a special meeting of the Company’s stockholders for the purpose of electing directors.

6.4 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating an individual for election as a director for any act or omission by such designated individual in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

6.5 No “Bad Actor” Designees. Each Person or group with the right to designate, or participate in the designation of, a director as specified in Section 6.1 (each, a “Designator”) hereby represents and warrants to the Company that, to such Designator’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to such Designator’s initial designee named in Section 6.1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee.” Each Designator hereby covenants and agrees (i) not to designate, or participate in the designation of, any director designee who, to such Designator’s knowledge, is a Disqualified Designee and (ii) that, in the event such Designator becomes aware that any individual previously designated by any such Designator is or has become a Disqualified Designee, such Designator shall, as promptly as practicable, take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

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7. Drag-Along Right; Vote to Increase Common Stock.

7.1 Definitions

(a) “Sale of the Company” means either (i) a Stock Sale (as defined below) or (ii) a Deemed Liquidation Event.

(b) “Stock Sale” means a change in ownership of the Company, other than a Deemed Liquidation Event, that occurs when one Person, or more than one Person acting as a group, acquires ownership of stock of the Company, in a stock sale or exchange, that, together with the stock held by such Person or group, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that a Stock Sale will not occur if any Person, or more than one Person acting as a group, owns more than 50% of the total voting power of the stock of the Company and acquires additional stock of the Company; provided, further, that any change in the ownership of the stock of the Company as a result of a bona fide equity financing of the Company that is approved by the Board will not be considered a Stock Sale.

(c) “Subject Shares” means all securities of the Company, including securities of the Company acquired upon exercise or conversion of any options, warrants or other convertible securities.

7.2 Actions to be Taken. In the event that the holders of (i) a majority of the then outstanding shares of Common Stock and (ii) a majority of the then outstanding shares of Preferred Stock (voting together as a single class on an as converted to Common Stock basis) (the “Selling Stockholders”) approve a Sale of the Company, in writing, specifying that this Section 7 shall apply to such transaction, then the Company and each Stockholder hereby agrees:

(a) if such transaction requires stockholder approval, with respect to all Voting Shares owned by such Stockholder, or over which such Stockholder has voting control, to vote (in person, by proxy or by written consent, as applicable) such Voting Shares in favor of such Sale of the Company (together with any related amendment to the Restated Charter required in order to implement such Sale of the Company) and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company or its stockholders to consummate such Sale of the Company;

(b) to sell or exchange all Subject Shares that such Stockholder then beneficially holds pursuant to the terms and conditions of such Deemed Liquidation Event or, in the case of a Stock Sale, to sell or otherwise transfer to the acquiring Person all Subject Shares that such Stockholder then beneficially holds (or in the event that the Selling Stockholders are selling fewer than all of their Subject Shares, shares in the same proportion as the Selling Stockholders are selling to the acquiring Person) for the same per share consideration in accordance with the provisions of the Restated Charter, and on the same terms and conditions (except as otherwise permitted by Section 7.3), as the Selling Stockholders;

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(c) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law (if any) with respect to such Sale of the Company;

(d) to execute and deliver all related documentation and take such other actions as may be reasonably requested, in writing, by the Company or the Selling Stockholders in support of such Sale of the Company, including executing and delivering instruments of conveyance and transfer, any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing and share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(e) to refrain from entering into any agreement or understanding (including any proxy or voting trust) that would be inconsistent with, or violate, the provisions of this Section 7, unless specifically requested to do so, in writing, by the acquiring Person in connection with such Sale of the Company; and

(f) in the event that a stockholder representative (the “Stockholder Representative”) is appointed with respect to matters affecting the Company’s stockholders under the applicable definitive transaction agreements relating to such Sale of the Company, (i) to consent to (x) the appointment of such Stockholder Representative, (y) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (z) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all of such Stockholder Representative’s reasonable fees and expenses arising out of such Stockholder Representative’s services and duties as the representative of the Company’s stockholders in connection with such Sale of the Company, and (ii) not to assert any claim, or commence any suit, against the Stockholder Representative or any other stockholder of the Company with respect to any action or inaction by the Stockholder Representative in connection with his or her service as the Stockholder Representative, absent fraud, gross negligence or willful misconduct.

The provisions of this Section 7 shall (i) (x) with respect to Theresa Janke, supersede and replace the provisions of Section 12 of that certain Contribution Agreement made and entered into as of March 20, 2015 by and between the Company and Theresa Janke and (y) with respect to Melissa Kotterman, supersede and replace the provisions of Section 12 of that certain Contribution Agreement made and entered into as of March 20, 2015 by and between the Company and Melissa Kotterman and (ii) not be deemed to require any Stockholder to approve any amendment or waiver of any provision of the Restated Charter or otherwise approve a Sale of the Company that would not allocate the consideration in accordance with the Restated Charter.

7.3 Exceptions. Notwithstanding the foregoing, a Stockholder’s obligations pursuant to Section 7.2 in connection with any proposed Sale of the Company (the “Proposed Sale”) shall be subject to the following conditions:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to the Stockholder’s Shares, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and

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interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into in connection with the Proposed Sale, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b) the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(c) the liability for indemnification, if any, of such Stockholder in the Proposed Sale, and for the inaccuracy of any representations and warranties made by the Company or its stockholders in connection with the Proposed Sale, shall be several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders) and, subject to any provisions of the Restated Charter relating to the allocation of the escrow, shall be pro rata in proportion to, and shall not exceed, the amount of consideration paid to such Stockholder in connection with the Proposed Sale.

(d) other than liability in respect of actions or omissions of, or representations and warranties made solely by and with respect to, such Stockholder, liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(e) as a result of the Proposed Sale, (i) each holder of each class or series of capital stock of the Company shall be entitled to receive the same form of consideration (and be subject to the same indemnity and escrow provisions) for their shares of such class or series as is received by other holders with respect to their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock of the Company shall receive the same amount of consideration per share of such series of Preferred Stock of the Company as is received by other holders with respect to their shares of such same series, (iii) each holder of Common Stock shall receive the same amount of consideration per share of Common Stock as is received by other holders with respect to their shares of Common Stock, and (iv) unless the holders of each series of Preferred Stock agree otherwise by legally sufficient amendment or waiver of the provisions of the Restated Charter then in effect, the aggregate consideration receivable by all holders of Common Stock and Preferred Stock of the Company shall be allocated among the holders of

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Common Stock and Preferred Stock of the Company on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock of the Company and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Restated Charter in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Subject Shares pursuant to the Proposed Sale includes any securities and due receipt thereof by such Stockholder would require, under applicable law, (x) the registration or qualification of such securities or of any Person as a broker, dealer or agent with respect to such securities or (y) the provision to such Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, then the Company may cause to be paid to such Stockholder, in lieu of such securities, against surrender of the Subject Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair market value (as determined in good faith by the Company) of the securities that such Stockholder would otherwise receive as of the date of issuance of such securities in exchange for such Stockholder’s Subject Shares;

(f) subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 7.3(f) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders;

(g) No Stockholder or its affiliates shall be required to agree (unless such Stockholder is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale);

(h) No Stockholder or its affiliates shall be required to amend, extend or terminate any commercial, contractual or other relationship with the Company, the acquirer or their respective affiliates, except that the Stockholder may be required to agree to terminate the investment-related documents between or among such Stockholder, the Company and/or other stockholders of the Company.

7.4 Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Restated Certificate in effect immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event), unless (i) a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, and (ii) a majority of the then outstanding shares of Series B Preferred Stock, elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

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7.5 Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote, or cause to be voted, all Voting Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all shares of Preferred Stock outstanding at any given time.

7.6 Remedies.

(a) Irrevocable Proxy and Power of Attorney. Each Stockholder hereby constitutes and appoints as such Stockholder’s proxy, and hereby grants a power of attorney to, the Company’s Chief Executive Officers with full power of substitution, to represent and to vote or act by written consent with respect to all securities of the Company that such Stockholder beneficially holds, either as of the date of this Agreement or at any time thereafter (collectively, the “Proxy Shares”), in accordance with Section 6 or this Section 7, if and only if such Stockholder or any transferee of any Proxy Shares (i) fails to vote all of the Proxy Shares in accordance with this Section 6 or Section 7, (ii) attempts to vote any of the Proxy Shares (whether in person, by proxy or by written consent) in a manner that is inconsistent with Section 6 or this Section 7, or (iii) fails to take any action necessary to effect the provisions of Section 6 or this Section 7. Each proxy and power of attorney granted pursuant to the immediately preceding sentence is given to secure the performance of each Stockholder’s duties under Section 6 and this Section 7, and each Stockholder shall take such further action and execute such other instruments as may be necessary to effectuate the intent of such Stockholder’s proxy. Each proxy and power of attorney is coupled with an interest, shall be irrevocable and shall be valid for so long as any of the Proxy Shares are outstanding until the covenants set forth in this Section 7 terminate or expire pursuant to Section 7.8. The authority vested in each proxy shall run with the Proxy Shares regardless of any change in legal ownership thereof. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive such Stockholder’s bankruptcy, death or incapacity. Each Stockholder hereby revokes any and all previous proxies and powers of attorney with respect to the Proxy Shares. Each Stockholder and each subsequent holder of any Proxy Shares shall not hereafter, unless and until the covenants set forth in Section 6 and this Section 7 terminate or expire pursuant to Section 7.8, (x) purport to grant any other proxy or power of attorney with respect to any of the Proxy Shares, (b) deposit any of the Proxy Shares into a voting trust, or (z) enter into any agreement, arrangement or understanding with any Person (other than the Company), directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Proxy Shares, in each case, with respect to any of the matters set forth in Section 6 or this Section 7.

7.7 Equitable Relief. Each party acknowledges and agrees that any breach or threatened breach of the covenants set forth in Section 6 or this Section 7 will cause irreparable injury and that money damages will not provide an adequate remedy. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of the covenants set forth in Section 6 or this Section 7 or other equitable relief (including specific performance in any action instituted in any court of the United States or any state having subject matter jurisdiction). The aforementioned equitable relief shall be in addition to, and not in lieu of, legal remedies, monetary damages or other available forms of relief.

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7.8 Termination. The covenants set forth in Section 6 and this Section 7 shall automatically terminate and be of no further force or effect upon the earliest to occur of: (i) immediately before the consummation of the Company IPO; (ii) the dissolution or winding up of the Company; (iii) the consummation of a Deemed Liquidation Event; and (iv) the consummation of a Sale of the Company and distribution of proceeds to, or escrow for the benefit of, the Company’s stockholders in accordance with the Restated Charter; provided that the provisions of this Section 7 will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of this Section 7 with respect to such Sale of the Company.

8. Miscellaneous.

8.1 Successors and Assigns. Except as otherwise provided herein, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Stockholder without the Company’s prior written consent, and any attempt by any Stockholder to assign, transfer, delegate or sublicense any right, duty or obligation hereunder without such prior written consent of the Company shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors and administrators of the parties hereto. Nothing herein, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, permitted assigns, heirs, executors and administrators any rights, duties or obligations under or by reason of this Agreement, except as expressly provided herein.

8.2 Governing Law; Venue; Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles. Each party hereto hereby (i) irrevocably and unconditionally submits to the jurisdiction of the courts of the State of California located in Alameda County and of the United States of America for the Northern District of California for the purpose of any action, suit or proceeding based upon, arising out of or relating to this Agreement, (ii) agrees not to commence any action, suit or proceeding based upon, arising out of or relating to this Agreement except in the aforesaid courts, and (iii) irrevocably waives, and agrees not to assert, by way of motion, as a defense or otherwise, to the fullest extent permitted by law, in any such action, suit or proceeding, any claim that such party is not subject personally to the jurisdiction of the aforesaid courts, that such party’s property is exempt or immune from attachment or execution, that such action, suit or proceeding is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by the aforesaid courts. EACH PARTY HERETO REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS SECTION 8.2 WITH HIS/HER/ITS LEGAL COUNSEL AND THAT SUCH PARTY, FOLLOWING SUCH CONSULTATION WITH LEGAL COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHTS HE/SHE/IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO ENTERING INTO THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE

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FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 8.2 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO, AND THE PROVISIONS OF THIS SECTION 8.2 WILL NOT BE SUBJECT TO ANY EXCEPTIONS.

8.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. The exchange of copies hereof, including signature pages hereto, by facsimile, e-mail or other means of electronic transmission shall constitute effective execution and delivery hereof as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by facsimile, e-mail or other means of electronic transmission shall be deemed to be original signatures for all purposes.

8.4 Interpretation. Capitalized terms shall have the meanings as defined herein, and the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive, (iii) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole, and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.” Unless the context otherwise requires, references herein: (a) to a Section, a Schedule or an Exhibit mean a Section, a Schedule or an Exhibit of, or attached to, this Agreement; (b) to agreements, instruments and other documents shall be deemed to include all subsequent amendments, supplements and other modifications thereto; (c) to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (d) to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are not prohibited by this Agreement; and (e) to any gender includes each other gender. The Exhibits attached hereto shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The titles, captions and headings herein are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

8.5 Notices. Except as may be otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) one business day after being deposited with an overnight courier service (costs prepaid), (iii) when sent by facsimile or e-mail if sent during the recipient’s normal business hours and on the next business day if sent after the recipient’s normal business hours, in each case with confirmation of transmission by the transmitting equipment, or (iv) when received or rejected by the addressee, if sent by certified or registered mail, return receipt requested, postage prepaid, in each case to the addresses, facsimile numbers and e-mail addresses and marked to the attention of the person (by name or title) designated on Schedule 1 or Schedule 2 attached hereto (or to such address, facsimile number and e-mail address and marked to the attention of the person (by name or title)

31

(a) indicated in the Company’s records, in the case of any other holder of capital stock of the Company, and (b) on the signature page(s) hereto, in the case of the Company) or to such other address, facsimile number, e-mail address or person as such party may designate by a notice delivered to the other parties hereto. In addition, all notices, requests, consents, claims, demands, waivers and other communications given or delivered to the Company shall include a mandatory copy (which shall not constitute notice) to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, Attn: Alan Mendelson and Ben Potter, Facsimile (650-463-2600), E-mail (or such other Person as the Company may designate by a notice delivered to the other parties hereto).

8.6 Attorneys’ Fees. If any action, suit or proceeding is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.7 Amendments and Waivers; Termination. In addition to automatic termination of specific rights and restrictions as provided in Section 2.14, Section 4.3, and Section 7.8, this Agreement may be amended, modified, terminated or supplemented and the observance of any provision hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) by a writing signed by (i) the Company, (ii) the holders of a majority of the Registrable Securities then outstanding (the “Requisite Investors”) and (iii) the Key Holders holding a majority of the shares of capital stock of the Company held by all of the Key Holders who are then providing services to the Company as directors, officers, employees or consultants (the “Requisite Key Holders”); provided, however, that the Company may, in its sole discretion, waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after receiving written notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); provided, further, that, notwithstanding anything to the contrary in this Section 8.7, any provision hereof may be waived by a party, on such party’s own behalf, without the consent of any other party. Any amendment, modification, termination, supplement or waiver effected in accordance with this Section 8.7 shall be binding on all parties hereto and all of their respective successors, permitted assigns, heirs, executors and administrators whether or not such party, successor, permitted assignee, heir, executor or administrator entered into or approved such amendment, modification, termination, supplement or waiver. Each Key Holder and each Investor acknowledges that, by operation of this Section 8.7, the Requisite Key Holders and the Requisite Investors will have the right and power to diminish or eliminate all rights of such Key Holder or Investor, as applicable, hereunder. No waivers of, or exceptions to, any term, condition or provision hereof, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of, or exception to, any such term, condition or provision. Notwithstanding the foregoing:

(a) Schedule 1 and Schedule 2 attached hereto may be amended by the Company from time to time in accordance with Section 8.13 to add information regarding additional Investors or Key Holders, as applicable, without the consent of the other parties hereto;

32

(b) the consent of the Key Holders shall not be required for any amendment, modification, termination, supplement or waiver of any provision hereof if such amendment, modification, termination, supplement or waiver is not directly applicable to the rights of the Key Holders hereunder;

(c) Section 6.1(a), this Section 8.7(c) and Section 8.20 shall not be amended, modified, terminated, supplemented or waived (i) without the written consent of Pfizer, for so long as Pfizer and its Affiliates (as defined below) continue to own beneficially a majority of the shares of Series A-1 Preferred Stock originally issued pursuant to the Series A-1 Purchase Agreement, or (ii) in connection with a bona fide preferred stock equity financing pursuant to which this Agreement is amended and restated but such provisions are not otherwise substantially modified;]

(d) Section 6.1(b) and this Section 8.7(d) shall not be amended, modified, terminated, supplemented or waived without the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, for so long as at least 916,380 shares of Series B Preferred Stock remain issued and outstanding;

(e) Section 6.1(c) shall not be amended, modified, terminated, supplemented or waived without the written consent of the holders of a majority of the outstanding shares of Common Stock (other than (i) any Common Stock issued or issuable upon conversion of the Preferred Stock or (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above); and

(f) Any amendment, modification, termination or waiver of Subsection 7.3 that (i) materially increases the obligations of any Investor under this Agreement, or (ii) materially adversely affects the rights of any Investor, shall require the consent of such Investor; provided, however, that in no circumstances shall this Subsection 8.7(f) be interpreted in such a manner to, except as otherwise provided for herein, require the consent of any Investor to (i) the termination of this Agreement in accordance with this Section 8.7, (ii) the termination of Section 7 in its entirety in accordance with Section 7.8 hereof or this Section 8.7, or (iii) any amendment or modification of Subsection 7.3 in connection with a bona fide equity financing pursuant to which this Agreement is amended and/or restated but such provisions are not amended or modified in a manner that is materially adverse to such Investor.

8.8 Severability. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

8.9 Delays or Omissions. Except as otherwise provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereunder upon any breach or default of any other party hereunder shall impair any such right, power or remedy of such non- breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of (or in) any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other

33

breach or default theretofore or thereafter occurring. Subject to Section 8.5 and Section 8.7, any waiver, permit, consent or approval, of any kind or character on the part of any party, of any breach or default hereunder (or any waiver on the part of any party of any provisions or conditions hereof) must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either hereunder or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.10 Entire Agreement. This Agreement (including the Schedule(s) and Exhibit(s) attached hereto) constitutes the full and entire understanding and agreement of the parties hereto with respect to the subject matter contained herein and supersedes any and all other communications, representations, agreements, understandings and letters of intent, whether written or oral, between or among any of the parties hereto with respect to the subject matter contained herein.

8.11 Further Assurances. Each party hereto agrees to cooperate fully with the other parties hereto and to execute and deliver, or cause to be executed and delivered, such further agreements, instruments and documents and to give such further written assurance and take such further acts as may be reasonably requested by any other party hereto to evidence and reflect the transactions contemplated by this Agreement and to carry into effect the intents and purposes of this Agreement.

8.12 Adjustments for Stock Splits, Etc. All references herein to numbers of shares shall automatically be proportionally adjusted to reflect any stock combination, stock split, stock dividend, recapitalization or other similar transaction affecting the capital stock of the Company occurring after the date of this Agreement.

8.13 Additional Parties.

(a) If the Company issues additional shares of Preferred Stock after the date hereof, the Company shall, as a condition to the issuance of such shares, require the purchaser of such shares to become a party to this Agreement by executing and delivering to the Company (i) the Adoption Agreement, in substantially the form attached hereto as Exhibit A (the “Adoption Agreement”), or (ii) a counterpart signature page hereto agreeing to be bound by, and subject to, the terms hereof as an Investor and Stockholder hereunder. In either event, each such Person shall thereafter be deemed an Investor and a Stockholder for all purposes hereunder.

(b) If the Company issues additional shares of Common Stock after the date hereof representing 1% or more of the Company’s fully-diluted capitalization, the Company shall, as a condition to the issuance of such shares, require the purchaser or recipient of such shares to become a party to this Agreement by executing and delivering to the Company (i) the Adoption Agreement, or (ii) a counterpart signature page hereto agreeing to be bound by, and subject to, the terms hereof as a Key Holder and Stockholder hereunder. In either event, each such Person shall thereafter be deemed a Key Holder and a Stockholder for all purposes hereunder.

34

8.14 Transfers. Each transferee or assignee of any shares of capital stock of the Company subject hereto shall continue to be bound by, and subject to, the terms and conditions hereof, and, as a condition precedent to any such transfer or assignment of shares, each such transferee or assignee shall agree in writing to be bound by, and subject to, all of the terms and conditions hereof by executing the Adoption Agreement and delivering it to the Company. Upon the execution of the Adoption Agreement (and delivery thereof to the Company) by any transferee or assignee of any shares of capital stock of the Company subject hereto, such transferee or assignee shall be deemed to be (i) a party hereto as if such transferee or assignee were the transferor or assignor and such transferee’s or assignee’s signature appeared on the signature pages of this Agreement and (ii) an Investor and a Stockholder, or a Key Holder and a Stockholder, as applicable. The Company shall not permit the transfer, on its books, of any shares of capital stock of the Company subject hereto or issue a new certificate representing any such shares unless and until such transferee or assignee shall have complied with the terms of this Section 8.14.

8.15 Aggregation of Stock. All shares of capital stock of the Company held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights hereunder, and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate. For purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee that is (x) an Affiliate or stockholder of a Holder, (y) a Holder’s Immediate Family Member, or (z) a trust for the benefit of an individual Holder (or one or more of his or her Immediate Family Members) shall be aggregated together and with those of such transferring Holder; provided, however, that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement. Notwithstanding anything to the contrary, the shares held by JANUS HENDERSON GLOBAL LIFE SCIENCES FUND or JANUS HENDERSON CAPITAL FUNDS PLC on behalf of its series, JANUS HENDERSON GLOBAL LIFE SCIENCES FUND will be aggregated solely for the purpose of determining whether either JANUS HENDERSON GLOBAL LIFE SCIENCES FUND or JANUS HENDERSON CAPITAL FUNDS PLC on behalf of its series, JANUS HENDERSON GLOBAL LIFE SCIENCES FUND (or their respective transferees) is a “Major Investor” under this Agreement.

8.16 Calculations. All calculations hereunder, including calculations of pro rata shares, shall be made by the Company and shall be binding upon the parties hereto absent fraud or manifest error. No fractional shares shall be Transferred hereunder.

8.17 Conflict. In the event of any conflict between this Agreement and the Restated Charter or the Company’s Bylaws, the terms of the Restated Charter or the Company’s Bylaws, as the case may be, shall control. In the event of any conflict between this Agreement (or any notice delivered hereunder) and the Company’s books and records, the Company’s books and records shall control absent fraud or error.

8.18 Spousal Consent. If any individual Stockholder is married on the date of this Agreement or the date such Stockholder becomes a party to this Agreement pursuant to Section 8.13 or Section 8.14, such Stockholder’s spouse shall, concurrently with the execution of this Agreement by such Stockholder, execute and deliver to the Company a spousal consent in substantially the form of Exhibit B attached hereto (“Spousal Consent”). Notwithstanding the execution and delivery thereof, such Spousal Consent shall not be deemed to confer or convey to

35

such Stockholder’s spouse any rights in such Stockholder’s shares of capital stock of the Company that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder marries (or remarries) after the date of this Agreement or the date such Stockholder becomes a party to this Agreement pursuant to Section 8.13 or Section 8.14, such Stockholder shall, within 30 days thereafter, obtain his or her new spouse’s acknowledgement of, and consent to, the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Spousal Consent.

8.19 Prior Agreement Superseded. Pursuant to Section 8.7 of the Prior Agreement, the undersigned parties who are parties to the Prior Agreement hereby amend and restate the Prior Agreement to read in its entirety as set forth in this Agreement, such that the Prior Agreement shall be of no further force or effect and is hereby entirely replaced and superseded by this Agreement.

8.20 Other Business Activities of Investors. The Company acknowledges that the Investors, and each of their respective Affiliates are in the business of investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement or any other agreement related to the transactions contemplated by this Agreement (collectively, the “Transaction Agreements”) shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise, whether or not such enterprise has products or services that compete with those of the Company. Further, the Company, each Investor and each Key Holder acknowledge and agree that (i) the Investors, and each of their respective Affiliates may presently have, or may engage in the future in, internal development programs, or may receive information from third parties that relates to, and may develop and commercialize products independently or in cooperation with such third parties, that are similar to or that are directly or indirectly competitive with, the Company’s development programs, products or services, and (ii) any employee of any Investor, or any of their respective Affiliates serving on the Board or as an observer thereon is serving in such capacity at the request, and for the benefit, of the Company. Accordingly, the Investors’, or any of their respective Affiliate’s designation of any individual to the Board or as an observer to the Board, the service of such individual on the Board or as an observer thereon on behalf of any Investor, or the exercise by any Investor or any of their respective Affiliates of any rights under this Agreement or any of the Transaction Agreements, shall not in any way preclude or restrict any Investor or their respective Affiliates from conducting any development program, commercializing any product or service or otherwise engaging in any enterprise, whether or not such development program, product, service or enterprise competes with those of the Company, so long as such activities do not result in a violation of applicable law, the confidentiality provisions of this Agreement, any other Transaction Agreement, or any other agreement between the Company, on the one hand, and such Investor or any of their respective Affiliates, on the other hand. Nothing herein or in any other Transaction Agreement shall be construed to impose on any Investor or any of their respective Affiliates or any their respective Board Designees or observers any restriction, duty or obligation other than as expressly set forth herein or therein.

[signature pages follow]

36

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

4D MOLECULAR THERAPEUTICS, INC.

By:	/s/ David Kirn
Name: David Kirn
Title: Chief Executive Officer

Address:
5980 Horton Street
Suite 460
Emeryville, CA 94608
Attention: Chief Executive Officer

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP

By: Viking Global Opportunities GP LLC, its general partner

By:	/s/ Mathew Bloom
Name: Mathew Bloom
Title: Authorized Signatory

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

C.P. PHARMACEUTICALS INTERNATIONAL C.V.

Pfizer Manufacturing LLC, as general partner for and on behalf of
C.P. Pharmaceuticals International C.V.

By:	/s/ Brian McMohan
Name:	Brian McMohan
Title:	Senior Vice President

Pfizer Production LLC, as general partner for and on behalf of
C.P. Pharmaceuticals International C.V.

By:	/s/ Colum Lane
Name:	Colum Lane
Title:	Senior Vice President

PFIZER INC.

By:	/s/ Barbara Dalton
Name:	Barbara Dalton
Title:	Vice President, Pfizer Venture

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

REPLEON, LLC

By:	/s/ Greg Betterton
Name: Greg Betterton
Title: Manager

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

CHM VENTURE I, LLC

By: GeneraBio, Inc.
Its: Manager

By:	/s/ Randy M. Wheelock
Name: Randy M. Wheelock
Title: President

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

MIRAEASSET-CELLTRION NEW GROWTH FUND I

By: MiraeAsset Capital co., Ltd, its general partner

By:	/s/ KuBeom LEE
Name:	KuBeom LEE
Title:	CEO of MiraeAsset Capital co., Ltd

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

MIRAEASSET CAPITAL CO., LTD

By:	/s/ KuBeom LEE
Name:	KuBeom LEE
Title:	CEO of MiraeAsset Capital co., Ltd

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

MIRAEASSET-NAVER NEW GROWTH FUND I

By: MiraeAsset Capital co., Ltd, its general partner

By:	/s/ KuBeom LEE
Name:	KuBeom LEE
Title:	CEO of MiraeAsset Capital co., Ltd

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

MIRAE ASSET HI-TECH FRONTIER INVESTMENT FUND

By: MiraeAsset Venture Investment, Co, Ltd, its general partner

By:	/s/ EungSuk KIM
Name: EungSuk KIM
Title: CEO of MiraeAsset Venture Investment, Co, Ltd

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

MIRAE ASSET GOOD COMPANY SECONDARY FUND #18-1

By: MiraeAsset Venture Investment, Co, Ltd, its general partner

By:	/s/ EungSuk KIM
Name: EungSuk KIM
Title: CEO of MiraeAsset Venture Investment, Co, Ltd

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

MIRAEASSET VENTURE INVESTMENT, CO, LTD

By:	/s/ EungSuk KIM
Name: EungSuk KIM
Title: CEO of MiraeAsset Venture Investment, Co, Ltd

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

RIDGEBACK CAPITAL INVESTMENTS LP

By: Ridgeback Capital Management LP; its Investment Manager

By:	/s/ Christopher A. Nonas
Name: Christopher A. Nonas
Title: Chief Financial Officer

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

A.M. PAPPAS LIFE SCIENCE VENTURES V, LP

By: AMP&A Management V, LLC, its General Partner

By:	/s/ Ford S. Worthy
Name: Ford S. Worthy
Title: Partner and CFO

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

PV V CEO FUND, LP

By: AMP&A Management V, LLC, its General Partner

By:	/s/ Ford S. Worthy
Name: Ford S. Worthy
Title: Partner and CFO

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

CHIESI VENTURES, LP

By: Chiesi Ventures, Inc., its General Partner

By: Pappas Capital, LLC, its Management Company

By:	/s/ Ford S. Worthy
Name: Ford S. Worthy
Title: Partner and CFO

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

CUREDUCHENNE VENTURES

By:	/s/ Debra Miller
Name: Debra Miller
Title: CEO

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

BERKELEY CATALYST FUND I LP

By: BCF I LLC
Its: General Partner

By: Berkeley Catalyst Fund Management LLC
Its: General Partner

By:	/s/ Laura A. Smoliar
Name:	Laura A. Smoliar
Title:	Managing Member

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

51 Astor Place, 10th Floor
New York, NY 10003

By:	/s/ James H Mannix
Name:	James H Mannix
Title:	Chief Operating Officer

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

JANUS HENDERSON GLOBAL LIFE SCIENCES FUND

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Portfolio Manager and Authorized Signatory

JANUS HENDERSON CAPITAL FUNDS PLC on behalf of its series,
JANUS GLOBAL LIFE SCIENCES FUND

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Portfolio Manager and Authorized Signatory

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

MERIDIAN SMALL CAP GROWTH FUND
By: its Investment Adviser
ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

ARROWMARK LIFE SCIENCE FUND, LP
By: its General Partner
AMP Life Science GP, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

ARROWMARK FUNDAMENTAL
OPPORTUNITY FUND, L.P.
By: its General Partner
ArrowMark Partners GP, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

LOOKFAR INVESTMENTS, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

CF ASCENT LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

PURCHASER:

THB IRON ROSE LLC
By: its Investment Adviser
ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

IRON HORSE INVESTMENT, LLC
By: its Investment Adviser
ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

THB IRON ROSE LLC, LIFE SCIENCE PORTFOLIO
By: its Investment Adviser
ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself GP of Biotechnology Value Fund, L.P.

BIOTECHNOLOGY VALUE FUND II, LP

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself GP of Biotechnology Value Fund II, L.P.

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Trading Fund OS, L.P.

INVESTMENT 10, L.L.C.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact for Investment 10, L.L.C.

MSI BVF SPV, L.L.C. c/o Magnitude Capital B

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., itself General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, L.L.C.

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

ARROWMARK

By:	/s/ Tony Yao
Name: Tony Yao

[Signature Page to Second A&R Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

By:	/s/ David Kirn
Name: David Kirn

[Signature Page to Second A&R Investors’ Rights Agreement]

EXHIBIT B

CONSENT OF SPOUSE

I, Kristin Ahlquist, spouse of David Kirn, acknowledge that I have read the Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2018, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated: August 27, 2018	/s/ Kristin Ahlquist
Name: Kristin Ahlquist

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

By:	/s/ Theresa Janke
Name: Theresa Janke

[Signature Page to Second A&R Investors’ Rights Agreement]

EXHIBIT B

CONSENT OF SPOUSE

I, Bradley Janke, spouse of Theresa Janke, acknowledge that I have read the Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2018, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated: August 27, 2018	/s/ Bradley Janke
Name: Bradley Janke

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

By:	/s/ Melissa Kotterman
Name: Melissa Kotterman

[Signature Page to Second A&R Investors’ Rights Agreement]

EXHIBIT B

CONSENT OF SPOUSE

I, William L Kotterman, spouse of Melissa Kotterman, acknowledge that I have read the Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2018, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated: August 27, 2018	/s/ William L Kotterman
Name: William L Kotterman

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

SCHAFFER-HINH FAMILY TRUST

By:	/s/ David Schaffer
Name: David Schaffer
Title: Trustee

By:	/s/ Linda Hinh
Name: Linda Hinh
Title: Trustee

[Signature Page to Second A&R Investors’ Rights Agreement]

SCHEDULE 1

SCHEDULE OF INVESTORS

VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP c/o Viking Global Investors LP 55 Railroad Avenue Greenwich, CT 06830

JANUS HENDERSON GLOBAL LIFE SCIENCES FUND c/o Janus Capital Management LLC 151 Detroit Street Denver, CO 80206

JANUS HENDERSON CAPITAL FUNDS PLC c/o Janus Capital Management LLC 151 Detroit Street Denver, CO 80206

BIOTECHNOLOGY VALUE FUND, L.P. 44 Montgomery Street 40th Floor San Francisco, CA 94104

BIOTECHNOLOGY VALUE FUND II, LP 44 Montgomery Street 40th Floor San Francisco, CA 94104

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P. PO Box 309 Ugland House, Grand Cayman, KY1- 1104, Cayman Islands

INVESTMENT 10, L.L.C. Address: 900 N Michigan Ave, Suite 1100 Chicago, IL 60611

MSI BVF SPV, L.L.C. c/o Magnitude Capital 200 Park Avenue, 56th Floor New York, NY 10166

MERIDIAN SMALL CAP GROWTH FUND c/o ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206

ARROWMARK LIFE SCIENCE FUND, LP c/o ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206

ARROWMARK FUNDAMENTAL OPPORTUNITY FUND, L.P. c/o ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206

LOOKFAR INVESTMENTS, LLC c/o ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206

CF ASCENT LLC c/o ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206

THB IRON ROSE LLC c/o ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206

IRON HORSE INVESTMENTS, LLC c/o ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206

THB IRON ROSE LLC, LIFE SCIENCE PORTFOLIO c/o ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206

TONY YAO c/o ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, CO 80206

A.M. PAPPAS LIFE SCIENCE VENTURES V, LP c/o Pappas Capital, LLC 2520 Meridian Parkway, Suite 400 Durham, NC 27713

PV V CEO FUND, LP c/o Pappas Capital, LLC 2520 Meridian Parkway, Suite 400 Durham, NC 27713

CHIESI VENTURES, LP c/o Pappas Capital, LLC 2520 Meridian Parkway, Suite 400 Durham, NC 27713

PFIZER INC. 230 East Grand South San Francisco, CA 94080

With a copy to: Pfizer Inc. 235 E. 42nd Street New York, NY 10017

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD 51 Astor Place 10th floor New York NY 10003

RIDGEBACK CAPITAL INVESTMENTS LP 75 Ninth Avenue, 5th Floor New York, NY 10011

CUREDUCHENNE VENTURES 1400 Quail St. #110, Newport Beach, CA 92660

BERKELEY CATALYST FUND I LP 19925 Stevens Creek Blvd., Suite 100 Cupertino, CA 95014

C.P. PHARMACEUTICALS INTERNATIONAL C.V. c/o its General Partners, Pfizer Manufacturing LLC and Pfizer Production LLC 235 East 42nd Street New York, NY 10017 United States of America

With a copy to: Pfizer Inc. 230 East Grand South San Francisco, CA 94080 Pfizer Inc. 235 E. 42nd Street New York, NY 10017

CHM VENTURE I, LLC PO Box 5331 Johnson City, TN 37602-5331

REPLEON, LLC 735 E. Venice Avenue, Ste 200 Venice, FL 34285

MIRAEASSET-CELLTRION NEW GROWTH FUND I 2F, GlassTower Bldg, 534, Teheran-ro, Gangnam-gu, Seoul, 06181, Korea

MIRAEASSET CAPITAL CO., LTD 2F, GlassTower Bldg, 534, Teheran-ro, Gangnam-gu, Seoul, 06181, Korea

MIRAEASSET-NAVER NEW GROWTH FUND I 2F, GlassTower Bldg, 534, Teheran-ro, Gangnam-gu, Seoul, 06181, Korea

MIRAE ASSET HI-TECH FRONTIER INVESTMENT FUND Mirae Asset Venture Tower B1F20, Pangyoyeok-ro 241 beongil, Bundang-gu, Seongnam-si, Gyeonggi-do, 13494, Republic of Korea

MIRAE ASSET GOOD COMPANY SECONDARY FUND #18-1 Mirae Asset Venture Tower B1F20, Pangyoyeok-ro 241 beongil, Bundang-gu, Seongnam-si, Gyeonggi-do, 13494, Republic of Korea

MIRAEASSET VENTURE INVESTMENT, CO, LTD Mirae Asset Venture Tower B1F20, Pangyoyeok-ro 241 beongil, Bundang-gu, Seongnam-si, Gyeonggi-do, 13494, Republic of Korea

SCHEDULE 2

KEY HOLDERS

David Kirn

Schaffer-Hinh Family Trust

Theresa Janke

Melissa Kotterman

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Amended and Restated Investors’ Rights Agreement dated as of August 27, 2018 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), for one of the following reasons (Check the correct box):

☐

As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐

As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	As a new Investor in accordance with Subsection 8.13(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	In accordance with Subsection 8.13(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	4D MOLECULAR THERAPEUTICS, INC.
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

EXHIBIT B

CONSENT OF SPOUSE

I, [____________________], spouse of [______________], acknowledge that I have read the Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2018, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Key Holder’s Spouse]